EXHIBIT 11

                             CYBERIAN OUTPOST, INC.

                         Computation of Loss per Share
                     (In thousands, except per share data)
                                  (Unaudited)

                                                               Three months ended                    Six months ended
                                                       -----------------------------------   -----------------------------------
                                                       August  31, 1999   August  31, 1998   August  31, 1999   August  31, 1998
                                                       ----------------   ----------------   ----------------   ----------------
Basic and diluted:
  Net loss applicable to common stockholders........   $         (8,393)  $         (5,967)  $       (17,247)   $        (10,599)
                                                       ================   ================   ===============    ================
  Basic and diluted weighted average shares
    outstanding.....................................             23,252             12,036            23,138               9,358
                                                       ================   ================   ===============    ================
  Basic and diluted loss per share..................   $          (0.36)  $          (0.50)  $         (0.75)   $          (1.13)
                                                       ================   ================   ===============    ================
Pro forma basic and diluted:
  Pro forma net loss applicable to common
    stockholders....................................   $         (8,393)  $         (5,620)  $       (17,247)   $         (9,776)
                                                       ================   ================   ===============
  Basic and diluted weighted average shares
    outstanding.....................................             23,252             19,249            23,138              18,139
                                                       ================   ================   ===============    ================
  Basic and diluted pro forma loss per share........   $          (0.36)  $          (0.29)  $         (0.75)   $          (0.54)
                                                       ================   ================   ===============    ================

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